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                                                                  EXHIBIT 10.19



                          EXECUTIVE SEVERANCE PROGRAM


                                   I. PURPOSE

         To establish a severance program for senior level executives of the company that recognizes the relatively more difficult employment transition that occurs upon the termination of employment of higher paid individuals.

                                   II. SCOPE

         This policy applies to designated employees of Cooper Cameron Corporation, including operating groups, divisions and plants.

                                  III. POLICY

         Because senior level executive employees, to a greater extent than other salaried employees, serve at the pleasure of the company and are decidedly "at will" - meaning that either the company or the executive may terminate the employment relationship at any time for any reason without liability one to the other - a higher level of severance benefits is appropriate. The reference to "at will" employment status does not represent a change in company policy, but is referred to here only to avoid a misunderstanding.

         The executive severance program is applicable to designated company executives whose active full time employment is terminated by the company for reasons other than cause. To assist senior executives in transitioning from one employment situation to another, the following severance compensation will be awarded in the form of salary continuation upon the condition of signing a full and complete severance waiver and release in a form acceptable to the company. (An example of such a waiver and release is attached as Exhibit A.)

             Position                               Salary Continuation
             --------                               -------------------
             Category I                                  15 months
             Category II                                 12 months
             Category III                                 9 months

         The salary continuation period includes the continuation of all applicable benefits and benefits programs according to the respective program's terms and conditions (including employee contributions where required). No additional payments will be made for holidays or vacations earned or occurring during the salary continuation period. Bonus payments will be prorated to the date of original severance and determined on the basis of bonuses actually paid to similarly situated employees. No further bonus entitlements will be earned during the salary continuation period.



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         Stock options granted to the executive shall be governed by the terms of the Company's Long-Term Incentive Plan and the specific provisions of the options with respect to vesting and exercise.

         In addition to salary and benefit continuations as provided above, outplacement services will be made available as appropriate.

         If the division in which the executive is employed is sold, merged or consolidated with another entity or business, any executive who continues employment or is offered continued employment with a new owner of a former Cooper Cameron operation in the same or reasonably comparable position, will not be considered terminated within the meaning of this policy. Likewise, if the Company is merged or consolidated with another entity or business, any executive who continues employment or is offered continued employment in the same or reasonably comparable position, will not be considered terminated within the meaning of this policy except to the extent the Company's Change in Control Policy may supersede.

                           IV. OTHER SEVERANCE RIGHTS

         To the extent any participant under this policy is entitled to receive benefits for severance pursuant to statutory or regulatory requirements or an employment contract or arrangement, the benefits hereunder are not intended to duplicate such prescribed benefits. The benefits hereunder shall be reduced automatically to avoid such duplication, if any. The determination of the reduction shall be in the sole determination of the Pension Administration Committee which decision will be final and binding on both the Company and the participant.

                              V. RESPONSIBILITIES

         The general administration of the executive severance program is the responsibility of the Pension Administration Committee, which has final and binding authority to administer the plan in accordance with its stated terms. The corporate senior vice president, general counsel and secretary has overall responsibility for the day-to-day administration of this policy. It is his/her responsibility to administer and effectuate the terms and conditions of this policy. Exceptions to the policy may only be granted with the approval of the president of the company. The senior vice president, general counsel and secretary may delegate his/her responsibilities regarding this policy to any person or persons that he/she chooses, including division and plant personnel where appropriate.


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